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                                                                 EXHIBIT 10.12.1

                     AMENDMENT TO SHARE PURCHASE AGREEMENT


THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 24th day of June 2000 by and between ICX ELECTRONICS.COM, a corporation organized and existing under the laws of the State of California (the "Company") and MAGNECOMP INTERNATIONAL LIMITED, a corporation organized and existing under the laws of the nation of Singapore (the "Investor").

                                    RECITALS

A. The Company and the Investor have entered into that certain Share Purchase Agreement, dated as of April 25, 2000, pursuant to which the Investor purchased certain shares of preferred stock and warrant rights from the Company (the "Purchase Agreement").

B. The parties have subsequently agreed upon the form of Warrant Certificate to be utilized by the Investor in its investment transaction, a copy of which is attached as Exhibit A to this Amendment (the "Warrant").

C. The Purchase Agreement requires certain technical modifications to be consistent and in agreement with the Warrant as agreed between the parties, and this Amendment is intended to make such technical corrections in the Purchase Agreement and to ensure conformity between the Purchase Agreement and the Warrant.

                                   AMENDMENTS

1. Section 1(c) of the Purchase Agreement is hereby amended to read, in its entirety, as follows:

       (c) Five hundred thousand (500,000) Shares (the "Warrant Shares") pursuant to the exercise of a Warrant Certificate (the "Warrant") in the form of Exhibit A attached hereto for an aggregate purchase price of Two Million Dollars ($2,000,000), to be exercisable within one (1) year of the date of execution of this Agreement. Subsequent to the full and complete exercise of the Warrant, assuming that the Investor has purchased nine hundred twenty-five thousand (925,000) Shares as contemplated herein, its ownership shall equal not less than twenty percent (20%) of the issued and outstanding equity of the Company on a fully-diluted basis. The Warrant shall be exercised in accordance with the following schedule (as more particularly set forth in the Warrant): (i) upon completion of the First Triggering Event, the Investor shall exercise two hundred fifty thousand (250,000) of the Warrant Shares, representing one-half of the total Warrant Shares purchased hereunder, subject to adjustment from time to time as set forth in the Warrant Certificate; and (b) upon completion of the Second Triggering Event, the Investor shall exercise another two hundred fifty thousand (250,000) Warrant Shares, representing (together with the Warrant Shares exercised upon completion of the First Triggering Event) all of the Warrant Shares purchased hereunder, subject to adjustment from time to time as set forth in the Warrant Certificate. For purposes of this Section 1(c), the term "First Triggering Event" shall mean the filing by the Corporation with the United States Securities and Exchange Commission (the

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              "SEC") of a Registration Statement for the registration of certain of its securities for public offer and sale; and the term "Second Triggering Event" shall mean the declaration by the SEC of the effectiveness of a Registration Statement filed by the Corporation, permitting the Corporation to make a public offering and sale of its securities.

2. Section 1(e)(iii) of the Purchase Agreement is hereby amended to read, in its entirety, as follows:

       (iii) immediately subsequent to the full and complete exercise of the Warrant, the Full Dilution Amount will be four million six hundred twenty-five thousand (4,625,000) shares of stock, including the securities issued in connection with: (1) the exercise of the Warrant; (2) an Initial Public Offering of 1,000,000 shares of the Company's common stock; (3) the Markwood Financing; and (4) any incentive stock options issued to employees, consultants, directors or advisors of the Company.

3. Except as otherwise specifically set forth in this Amendment, each and every other provision of the Purchase Agreement shall be and remain in full force and effect as set forth therein.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


THE COMPANY:

ICX ELECTRONICS.COM                     WITNESS:


By:  /s/ Gary E. Lotzer                   By: /s/ Joan Seiler
     -----------------------------            ----------------------------------
     Gary E. Lotzer
     President/CEO


THE INVESTOR:

MAGNECOMP INTERNATIONAL                 WITNESS:
LIMITED


By:  /s/ Wesley H. Burkhart               By: /s/ Dianne W. Frank
     -----------------------------            ----------------------------------
     Wesley H. Burkhart
     Chairman & CEO


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